Exhibit 25

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)     |__|

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation	95-3571558
if not a U.S. national bank)	(I.R.S. employer
identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)
Coca-Cola Bottling Co. Consolidated
(Exact name of obligor as specified in its charter)

Delaware	56-0950585
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

4100 Coca-Cola Plaza	28211
Charlotte, NC	(Zip code)
(Address of principal executive offices)

Debt Securities in one or more series
(Title of Indenture Securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 20th day of November, 2008.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Tina Gonzalez
	Name:	Tina Gonzalez
	Title:	Assistant Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business September 30, 2008, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		8,169
Interest-bearing balances		0
Securities:
Held-to-maturity securities		26
Available-for-sale securities		399,634
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		3,800
Securities purchased under agreements to resell		60,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		11,218
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Not applicable
Intangible assets:
Goodwill		876,153
Other Intangible Assets		279,623
Other assets		150,704

Total assets		$1,789,327

1

		Dollar Amounts
		in Thousands
LIABILITIES

Deposits:
In domestic offices		1,047
Noninterest-bearing	1,047
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		141,035
Total liabilities		410,773
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		253,204
Accumulated other comprehensive income		2,830
Other equity capital components		0
Total equity capital		1,378,554

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		1,789,327

     I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz      )            Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)

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